Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Jack Kopnisky, Chief Executive Officer and Stephen V. Masterson, Chief Financial Officer of Provident New York Bancorp (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended December 31, 2011 and that to the best of his knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 8, 2012	By:	/s/ Jack Kopnisky
Jack Kopnisky
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date	:February 8, 2012	By:	/s/ Stephen V. Masterson
Stephen V. Masterson
Executive Vice President
Chief Financial Officer
Principal Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Provident New York Bancorp and will be retained by Provident New York Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.